Exhibit 3.60

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Doc ID → F603_0108

Doc ID → F603_0108

[ILLEGIBLE]

PROCEEDINGS OF THE INCORPORATORS

On the 23rd day of January 1985

The persons named below as subscribers to the articles of incorporation, desiring for themselves, their associates, successors and assigns, to become a body corporate, in accordance with the general corporation laws of the State of Ohio, under the name and style of

Digicom, Inc.

and with all the corporate rights, powers, privileges and liabilities enjoyed under or imposed by such laws, did subscribe and acknowledge, as required by law, articles of incorporation, which articles, together with the certificate of acknowledgement, were on the              day of         19        , duly filed in the office of the Secretary of State, at Columbus, Ohio, and by him recorded, and a certified copy thereof, of which the following is a true and correct copy, by him furnished to said subscribers:

Filed

Corporation No.

APPROVED

By U.G.

Date 1-28-85

Amount 75.00

ARTICLES OF INCORPORATION

-OF-

Digicom, Inc.

The undersigned, desiring to form a corporation, for profit, under Sections 1701.01 et seq. of the Revised Code of Ohio, does hereby certify:

FIRST. The name of said corporation shall be Digicom, Inc..

SECOND. The place in Ohio where its principal office is to be located is the City of Euclid, Cuyahoga County.

THIRD. The purposes for which it is formed are to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98, inclusive, of the Ohio Revised Code.

FOURTH. The number of shares which the Corporation is authorized to have outstanding is Seven Hundred Fifty (750), No Par, Common.

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H0094-0006

648365

APPROVED

By MTF

Date 31/8/91

Amount $50.00

[ILLEGIBLE]

CERTIFICATE OF MERGER

In accordance with the provisions of Ohio Revised Code Section 1701.81, the undersigned officers of Royal American Management Corp. and Digicom, Inc., do hereby certify that an Agreement of Merger by and between Royal American Management Corp. (Charter No. 502423) and Digicom, Inc. (Charter No. 648365) was duly adopted by the unanimous written consent of the directors and shareholder of each corporation as of the 12th day of March 1991. A copy of the Agreement of Merger is attached hereto and made a part hereof.

ROYAL AMERICAN MANAGEMENT CORP.		DIGICOM, INC.

By	/s/ Bruce V. Mavec	By	/s/ Bruce V. Mavec
	Bruce V. Mavec		Bruce V. Mavec
	President		President

Attest	John M. Guran	Attest	John M. Guran
	John M. Guran		John M. Guran
	Secretary		Secretary

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H0094-0008

NINTH. Proposed actions of the shareholders to approve amendments to these articles, the authorization of additional shares, dissolution, merger or consolidation of the Corporation shall be validated and become effective if they receive the support of a majority of the shares of the Corporation currently outstanding. Treasury shares held by the corporation shall be treated as authorized but unissued shares and shall not be included among the number of shares considered outstanding and shall not be entitled to be voted under any circumstances.

5.	The following trade names shall be registered and maintained by the surviving corporation:

“Royal American Group Realty”

“Royal American Management Company”

“Digicom”

“The Message Connection”

6.	The effective date of the merger shall be April 1, 1991.

/s/ Bruce V. Mavec	/s/ Bruce V. Mavec
Bruce V. Mavec	Bruce V. Mavec
Director-	Director-Digicom, Inc.
Royal American Management Corp.

/s/ John M. Guran	/s/ John M. Guran
John M. Guran	John M. Guran
Director-	Director-Digicom, Inc.
Royal American Management Corp.

/s/ Daniel R. Ferris	/s/ Daniel R. Ferris
Daniel R. Ferris Director- Royal American Management Corp.	Daniel R. Ferris Director-Digicom, Inc.

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H0094-0005

The State of Ohio

Bob Taft

Secretary of State

648765

Certificate

It is hereby certified that the Secretary of State of Ohio has custody of the Records of Incorporation and Miscellaneous Filings; that said records show the filing and recording of: MER MIS AMA CHN of:

ROYAL AMERICAN GROUP, INC. FORMERLY DIGICOM, INC.

Recorded on Roll H094 at Frame 0006 of the Records of Incorporation and Miscellaneous Filings.

United States of America
State of Ohio
Office of the Secretary of State

Witness my hand and the seal of the Secretary of State at Columbus, Ohio, this 18TH day of MARCH, A.D. 19 91.

Bob Taft

Bob Taft
Secretary of State

THE SEAL OF THE SECRETARY OF STATE OF OHIO
WITH GOD ALL THINGS ARE POSSIBLE

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H0094-0008

NINTH. Proposed actions of the shareholders to approve amendments to these articles, the authorization of additional shares, dissolution, merger or consolidation of the Corporation shall be validated and become effective if they receive the support of a majority of the shares of the Corporation currently outstanding. Treasury shares held by the corporation shall be treated as authorized but unissued shares and shall not be included among the number of shares considered outstanding and shall not be entitled to be voted under any circumstances.

5.	The following trade names shall be registered and maintained by the surviving corporation:

“Royal American Group Realty”

“Royal American Management Company”

“Digicom”

“The Message Connection”

6.	The effective date of the merger shall be April 1, 1991.

/s/ Bruce V. Mavec	/s/ Bruce V. Mavec
Bruce V. Mavec	Bruce V. Mavec
Director-	Director-Digicom, Inc.
Royal American Management Corp.

/s/ John M. Guran	/s/ John M. Guran
John M. Guran	John M. Guran
Director-	Director-Digicom, Inc.
Royal American Management Corp.

/s/ Daniel R. Ferris	/s/ Daniel R. Ferris
Daniel R. Ferris	Daniel R. Ferris
Director-	Director-Digicom, Inc.
Royal American Management Corp.

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OHIO SECRETARY OF STATE	CHARTER NUMBER: 648265
PROCESSING STATEMENT	ROLL AND FRAME: 5755-0503
02/27/97

	05755-0503
CORPORATION:	DOCUMENT NUMBER	CODE	FEE
DIGICOM, INC. FORMERLY ROYAL AMERICAN GROUP, INC.	97012139001	AMA	35.00
		CHN	NO FEE

	069049

RETURN TO:	C T CORPORATION SYSTEM	TOTAL:	35.00
	ATTN T ROBERSON
	17 S HIGH ST
	COLUMBUS OH 43215		0306

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Jan-17-97 01:04P LANCE B. JOHNSON, ESQ.	216-363-5213 05755-0503	P.04

Prescribed by	Charter No. 648365
Bob Taft, Secretary of State	Approved CR
30 East Broad Street, 14th Floor	Date 1-17-97
Columbus, Ohio [ILLEGIBLE]	Fee 35-
Form C-108 (January 19 [ILLEGIBLE])	97012139001

CERTIFICATE OF AMENDED ARTICLES OF INCORPORATION

of

Royal American Group, Inc.

(Name of Corporation)

Bruce V. Mavec who is:

☐ Chairman of the Board   ☒ President   ☐ Vice President (check one)

and Lance B. Johnson who is:   ☒ Secretary   ☐ Assistant Secretary (check one) of the above named Ohio corporation for profit do hereby certify that:

☒	a meeting of the shareholders was duly called and held on the 27th day of December 1996 at which meeting of the shareholders was present in person or by proxy, and that by the affirmative vote of the holders of shares entitling them to exercise 100% of the voting power if the corporation,

☐	in a writing signed by all the shareholders who would be entitled to a notice of a meeting held for that purpose,

the following Amended Articles of Incorporation were accepted to supercede and take the place of the existing Articles and all amendments hereto.

AMENDED ARTICLES OF INCORPORATION

FIRST: The name of the corporation is Digicom, Inc.

SECOND: The place in the State of Ohio where its principal office is located is in the City of Euclid Cuyahoga County.

THIRD: The purposes of the corporation are as follows:

to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to Illegible of the Ohio Revised Code.

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Jan-17-97 01:04P LANCE B. JOHNSON, ESQ.	216-363-5213	P.05

05755-0506

FOURTH: The number of shares which the corporation is authorized to have outstanding is: 750.

FIFTH: These Amended Articles of Incorporation take the place of and supercede the existing Articles of Incorporation as heretofore amended.

IN WITNESS WHEREOF, the above named officers, acting for and on behalf of the corporation, have hereunto subscribed their names this 17th day of January 1997.

BY:	/s/ Bruce V. Mavec
Bruce V. Mavec

BY:	/s/ Lance B. Johnson
Lance B. Johnson

NOTE: Ohio law does not permit one officer or sign in two capacities. Two separate signatures are required, even if this necessitates the election of a second officer before the filing can be made.

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Jan-17-97 01:03P LANCE B. JOHNSON, ESQ.             216-363-5213                             P.03

05755-0507

Prescribed by

Bob Taft, Secretary of State

30 East Broad Street, 14th Floor

Columbus, Ohio [ILLEGIBLE]

Form C-123 (October 19[ILLEGIBLE])

CONSENT FOR USE OF SIMILAR NAME

(Where consenting entity is a corporation)

Digicom, Inc.

(Name of Corporation giving consent)

(Charter/License Number) [ILLEGIBLE]

gives its consent to Royal American Group, Inc.

(Name of individual or proposed corporation receiving consent)

to use the name Digicom, Inc.

This document is signed by any authorized corporate officer.

Date January 17, 1997	Signed	/s/ Lance B. Johnson
Lance B. Johnson
	Title:	Secretary